Exhibit 10.39

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED: [***]

Manufacturing Supply Agreement
(“Agreement”)

This Agreement is made and entered into as of ___31th May _________ 2019 (the “Effective Date”) by Airspan Communications Limited, a company incorporated in England under number ---- whose registered office is Capital Point, 33 Batch Road, Slough, SLl 3 UF, United Kingdom (“COMPANY”) and , Cape EMS Manufacturing (M) Sdn. Bhd. & Cape Manufacturing (M) Sdn Bhd a company incorporated in Malaysia, and having its registered offices at, 227D, Kawasan Perindustrian Senai 3, 81400 Senai, Johor, Malaysia and 22, Jalan Temenggong Dua, Kawasan Perindustrian Temenggong Dua, 81100 Johor Bahru, Johor, Malaysia on behalf of itself and its affiliates (“MANUFACTURER”). COMPANY and MANUFACTURER are sometimes referred to collectively as the “Parties” and each as a “Party.”

WHEREAS

A)	COMPANY is an original equipment manufacturer engaged in the design, marketing, manufacturing, and sale of LTE Small Cell and Backhaul Technology products.

B)	MANUFACTURER is an electronics manufacturing services provider that furnishes the necessary personnel, material, equipment, services and facilities to manufacture products for original equipment manufacturers and other third party customers in accordance with detailed specifications provided by such parties.

C)	COMPANY wishes to engage MANUFACTURER to manufacture COMPANY’s products in accordance with Forecasts and POs to be issued from time to time by COMPANY.

D)	MANUFACTURER is willing to enter into this agreement and to accept Forecasts and POs to manufacture COMPANY’s products on the terms and conditions of this Agreement.

NOW, IN CONSIDERATION OF THE MUTUAL AGREEMENTS SET FORTH IN THIS AGREEMENT, THE PARTIES HEREBY AGREE:

1.	Definitions and Interpretation

1.1	“Acceptance” or “Accept” means, as to any Products, Services or Additional Services, the acceptance by COMPANY of the Products, Services and/or Additional Services as set out in Section 2.5 of this Agreement.

1.2	“Additional Services” means those services shown in Appendix 3 to be provided by MANUFACTURER upon specific terms to be agreed between the Parties in writing prior to such services to be provided.

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1.3	“Aged Inventory” means any excess Components procured by MANUFACTURER in line with current lead times and appropriate forecast that remains in MANUFACTURER’s inventory for more than one hundred twenty (120) days beyond the last consumption timeline within the forecast.

1.4	“AVL” means the approved vendor list which relates to all of the Components contained on the BOMs within the Products, which list is supplied by the COMPANY to the MANUFACTURER from time to time.

1.5	“BOM” means bill of material and refers to the list of the raw materials, sub-assemblies and Components and the quantities of each needed to manufacture the Products.

1.6	“COMPANY’s Proprietary Information” means COMPANY’s software, technology, trade secrets, know-how and other proprietary information.

1.7	“Components” means third party components and other materials (including software) on-hand or on-order for which MANUFACTURER is obligated to purchase and which are used in the manufacture of Products.

1.8	“Consignment Stock” means Components and or Sub-Assemblies owned by COMPANY and held by MANUFACTURER at MANUFACTURER’s manufacturing facility at COMPANY’s cost.

1.9	“Delivery” or “Deliver” means (i) delivery of Products Ex Works (Incoterms 2017) MANUFACTURER’s plant of manufacture to the carrier for shipment; or (ii) any delivery as otherwise specified in a PO acknowledged by MANUFACTURER.

1.10	“Documentation” means the Specifications, AVL, Test Documentation and any other documentation relating to the Products, Services or Additional Services provided by the COMPANY under the terms of this Agreement and agreed upon by MANUFACTURER in writing.

1.11	“Forecast” means the six (6) month rolling demand profile provided by COMPANY which shall (a) be dated, (b) include an issue number for tracking purposes, (c) be signed by COMPANY and (d) give an indication of the likely Products required over the Forecast time frame.

1.12	“Initial Term” shall be as defined in Section 15.1.

1.13	“Long Lead Time” means Components with a lead time of sixteen (16) weeks or more.

1.14	“Obsolete Inventory” means any Component procured by MANUFACTURER in line with current lead times and appropriate forecast that is removed from the Product’s BOM by COMPANY.

1.15	“PO” means a purchase order issued by the COMPANY which is signed by an authorized signatory of the COMPANY to purchase Products, Components, or other materials, at a stated quantity, unit price, and requested shipment date.

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1.16	“Price” means the pricing as defined under Section 7.

1.17	“Production” means Products that have been through a prototype stage at MANUFACTURER and for which COMPANY has approved manufacture in volume batches as agreed in writing by both Parties.

1.18	“PPV” means product price variance and is the difference between the price MANUFACTURER has to pay for Components and the current BOM cost of COMPANY’S Products as set out in Appendix 1.

1.19	“Products” means any finished products manufactured by the MANUFACTURER on COMPANY’s behalf based on the Specifications under the terms of this Agreement.

1.20	“PO Acknowledgement” means an acknowledgement in writing from the MANUFACTURER that the PO referred to in the acknowledgement has been accepted.

1.21	“Services” means the manufacturing services to be provided by MANUFACTURER as agreed to by the Parties.

1.22	“Specifications” means the specifications of the Products controlled and supplied by COMPANY and issued to the MANUFACTURER.

1.23	“Sub-Assemblies” means agreed quantities of Components that have been partially assembled to printed circuit board assembly (PCBA) level or any other appropriate level and held by the MANUFACTURER in accordance with this Agreement, to support the final product assembly process.

1.24	“Test Documentation” means Documentation which relates to the testing of the Components, Services, Additional Services and/or the Products.

1.25	“Test Equipment” means any testing equipment used by the MANUFACTURER to test the Products and any related sub-assemblies and provide the Services and Additional Services, including all associated equipment and Documentation required to use the Testing Equipment.

1.26	“Warranty Period” as to any Product, Services or Additional Services means [***] ([***]) months from Acceptance of the Product, Services or Additional Services.

2.	Supply of Products, Services and Additional Services

2.1	During the Initial Term, the MANUFACTURER agrees to provide the Services, which shall include, but not be limited to, the manufacture, build, testing and Delivery of the Products in accordance with the Specifications and this Agreement. MANUFACTURER may sub-contract certain Sub-Assemblies with the prior written permission from COMPANY. Any Additional Services might be agreed between the Parties upon mutual written agreement on respective terms and conditions for such services (Appendix 3).

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2.2	MANUFACTURER shall provide the Services and Additional Services to a professional standard reasonably expected in the manufacturing industry. Further, the MANUFACTURER shall ensure it has at all times during this Agreement, sufficiently trained and experienced staff to promptly provide the Services and Additional Services required by the COMPANY under this Agreement.

2.3	The Parties agree that it may be commercially beneficial for the COMPANY to negotiate the price and supply of certain Components directly on behalf of MANUFACTURER. The Parties shall discuss these opportunities on a quarterly basis with each Party acting reasonably.

2.4	COMPANY shall provide technical support in response to any queries concerning Specifications, Production and testing as reasonably required by MANUFACTURER. MANUFACTURER shall respond to queries as reasonably required by COMPANY. Each Party shall use reasonable endeavors to respond to queries marked as urgent within one (1) working day and other queries within three (3) working days.

2.5	The Products, Services and/or Additional Services shall be delivered in accordance with the Delivery dates set out in the relevant PO. COMPANY agrees to promptly check the Products, Services and/or Additional Services to comply with the Specification defined in this Agreement or PO and either accept or reject the Products, Services or Additional Services within five (5) working days from receipt into a final destination warehouse, either at COMPANY’s facility or any other warehouse that MANUFACTURER has shipped directly to on instruction from COMPANY. In the event the COMPANY (acting reasonably) rejects the Products, Services or Additional Services, it shall provide written confirmation of the reason for rejection and MANUFACTURER shall follow an agreed warranty process to repair or replace Products, Services or Additional Services. If COMPANY does not reject the Products, Services or Additional Services in accordance with the above term, such Products, Services or Additional Services shall be deemed accepted.

2.6	Products shall be held at MANUFACTURER’s premises in a secured warehouse on behalf of COMPANY and Products shall be owned by COMPANY in such location and MANUFACTURER will provide shipment fulfilment services using such Products.

2.7	The shipment fulfilment process for such Products will operate on a [***] ([***]) day lead time whereby COMPANY will issue a shipping pick list and any other relevant paperwork, where required, and MANUFACTURER will process those shipment order(s) and have available for COMPANY’s distribution.

3.	Forecasting

3.1	From time to time, but not less than once per month, COMPANY shall provide MANUFACTURER with a Forecast. Each signed Forecast issued shall be COMPANY’s authorization for MANUFACTURER to order any Components required to meet the build product quantities contained within each Forecast to the agreed lead times of each part contained within each BOM. The MANUFACTURER shall acknowledge receipt of the Forecast Report within two (2) working days.

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3.2	MANUFACTURER shall allow Product quantity changes to each Forecast in line with the table below:

Weeks	0 to 4	5 to 8	9 to 12	13 +
Forecast Increase	0%	15%	50%	100%
Forecast Decrease	0%	25%	60%	100%

MANUFACTURER shall also accept changes as per the table above within five (5) working days. If MANUFACTURER cannot meet the changes outlined MANUFACTURER shall propose an alternative set of changes to be discussed and agreed by both Parties before being implemented.

3.3	COMPANY acknowledges that MANUFACTURER may be required by its suppliers to procure Components in minimum or economic order quantities, and that such quantities may exceed COMPANY’s demand. Any component or material that is excess to the demand contained within the Forecast shall be dealt with under the Aged Inventory Criteria.

4.	POs and Supply Agreements:

4.1	POs for Products shall be issued, as a minimum, monthly in advance of the requested and agreed upon delivery date and shall be acknowledged by a PO Acknowledgement before the commencement of manufacturing Services by MANUFACTURER for the manufacture of Products. The MANUFACTURER shall comply with the AVL and appropriate BOM for the purchase of specified Components.

4.2	All POs for Products can be rescheduled or cancelled in line with the Changes allowed in section 3.2 above. Any excess material generated as a result of any cancellation shall be dealt with under the Aged Inventory criteria.

4.3	A material review process will be held monthly between MANUFACTURER and COMPANY. This review will cover, but not be limited to: a) open POs between COMPANY and MANUFACTURER due to be delivered and their planned build schedules; b) Products stock holding; c) Sub-Assemblies quantities; d) open POs that COMPANY has on the Component supply base and the proposed Delivery dates of said POs; and e) any Component issues of which either Party is aware.

4.4	MANUFACTURER shall either accept the PO with a PO Acknowledgement with the requested date for completion of the Products, Services and/or Additional Services or advise the date on which it reasonably expects to be able to make Delivery of the Products, Services or Additional Services.

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4.5	The time of Delivery shall be as acknowledged in the PO Acknowledgement and MANUFACTURER shall use all reasonable efforts to comply with the date of Delivery of Products, Services and Additional Services in each accepted PO.

4.6	MANUFACTURER will notify COMPANY (email being acceptable for this purpose) of any potential Delivery delays and the cause of the delay promptly on becoming aware of such potential delay. If the potential Delivery delay is caused by the supply of Components, then MANFACTURER will undertake special actions with the supplier(s) to expedite Deliveries so that MANUFACTURER can Deliver Products as near to the original Delivery date as possible.

4.7	Certain Products’ Delivery dates may be defined by the COMPANY, from time to time, as being critical Products requiring additional assurance that Delivery date will be met. MANUFACTURER will confirm that the Delivery date will be met, and if there is risk of that Delivery date being missed, then MANUFACTURER will outline what actions are being taken to mitigate that risk and to meet the required Delivery date.

4.8	COMPANY may, from time to time, authorize MANUFACTURER to purchase Long Lead Time Components outside of the Forecast process in order to support future supply of Components. To support this process COMPANY will issue a separate PO to MANUFACTURER to cover these Components.

4.9	If there is a conflict between this Agreement and an agreed PO, the terms of this Agreement will prevail. Should a specific conflict arise, then it can be accepted with written agreement (email being acceptable) by both Parties through their authorized signatories. The conflict must be specified on the appropriate document (i.e. PO, etc.).

5.	Obsolete Inventory, Aged Inventory, and Consignment Stock Management

5.1	Aged Inventory — When MANUFACTURER has identified Aged Inventory, and COMPANY has agreed that proposed Inventory is Aged, COMPANY shall, upon written notice from MANUFACTURER either: (a) provide MANUFACTURER with a Forecast and/or PO to use such Aged Inventory within thirty (30) days of notification; (b) issue MANUFACTURER a PO in the amount of the Component value of the Aged Inventory, which shall be invoiced by MANUFACTURER at the agreed payment terms in this Agreement and held at MANUFACTURER’s site as Consignment Stock, or disposed of as instructed by COMPANY.

5.2	Obsolete Inventory — When MANUFACTURER has any Obsolete Inventory, COMPANY shall, upon notice from MANUFACTURER, provide instructions to MANUFACTURER to either ship or scrap the Obsolete Inventory, upon which MANUFACTURER shall invoice COMPANY for the Component value of such Obsolete Inventory at the agreed payment terms in this Agreement.

5.3	Inventory Mitigation — MANUFACTURER will use all reasonable efforts to minimize Component liability for Aged Inventory and Obsolete Inventory, which shall include returning Components to, or restocking Components with, suppliers, cancelling orders with suppliers, or using Components to meet the current demand of other MANUFACTURER’s customers. COMPANY agrees to reasonably assist MANUFACTURER in such efforts, if appropriate and requested by MANUFACTURER. COMPANY acknowledges that MANUFACTURER’s mitigation efforts, even if successful, may result in cancellation, restocking, and similar charges imposed by suppliers. MANUFACTURER will obtain COMPANY’s written approval prior to incurring such charges. If so approved by COMPANY, COMPANY will pay MANUFACTURER for the charges imposed within the agrees payment terms of this Agreement.

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5.4	Consignment Stock

5.4.1	All Consignment Stock is the exclusive property of COMPANY, and MANUFACTURER shall hold Consignment Stock in trust for COMPANY. Title to each item of Consignment Stock shall remain in COMPANY until (a) MANUFACTURER withdraws such item from Consignment Stock to use in manufacturing Products or (b) MANUFACTURER returns such item of Consignment Stock to COMPANY at COMPANY’S request.

5.4.2	MANUFACTURER may only withdraw Components and/or Sub-Assemblies from Consignment Stock for incorporation into Products or to return to COMPANY at COMPANY’s request. MANUFACTURER shall use those Components or Sub-Assemblies that have been stocked for the longest period of time in order to avoid deterioration and obsolescence of the Consignment Stock.

5.4.3	If there is any Consignment Stock, then MANUFACTURER will use such Consignment Stock which is relevant to fulfill new POs before MANUFACTURER uses other Components or Sub-Assemblies. MANUFACTURER will issue a credit note to COMPANY for any Consignment Stock used in manufacturing Product at the same price that COMPANY paid for such Consignment Stock.

5.4.4	MANUFACTURER will use all reasonable efforts to prevent any loss of, damage to or destruction of the Consignment Stock, including but not limited to damage to or destruction thereof due to fire, water, casualty or theft.

5.4.5	MANUFACTURER shall be responsible for the safe and orderly storage of the Consignment Stock at it’s facility separate from any other products in a manner reasonably satisfactory to COMPANY. MANUFACTURER will take such reasonable actions as may be necessary to show at all times that the Consignment Stock is the property of COMPANY, and MANUFACTURER will provide and display signs evidencing COMPANY’s ownership at the places designated by COMPANY. MANUFACTURER shall make appropriate entries in its books showing that the same is held for the account of COMPANY.

5.4.6	MANUFACTURER shall keep accurate records concerning the receipt, storage and shipment of Consignment Stock. Upon reasonable advance notice and during normal business hours, COMPANY may examine and make copies of any of MANUFACTURER’s records, reports, files or books maintained in connection with Consignment Stock. Upon reasonable advance notice and during normal business hours, COMPANY’S representatives may enter the MANUFACTURER’s facility for the purpose of inspecting Consignment Stock or taking inventory of Consignment Stock and reconciling this inventory with MANUFACTURER’s inventory records. If as a result of an inventory count, there is any shortage in the Consignment Stock, such shortage shall be invoiced by COMPANY to MANUFACTURER at the Price COMPANY paid for such Consignment Stock.

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5.4.7	MANUFACTURER will keep Consignment Stock free from all third party claims and other encumbrances arising by or through MANUFACTURER and will not mortgage, pledge, hypothecate or give or contract to give any security interest of any kind in any of the Consignment Stock, or assign any right therein to anyone except COMPANY, or sell or otherwise dispose of any Consignment Stock except as provided in this Agreement. MANUFACTURER will pay all costs, expenses and disbursements incurred by COMPANY in protecting its title to and security interest in Consignment Stock against any such claims or encumbrances.

5.5	Inventory Reporting — MANUFACTURER will provide a written report once per month detailing the level of Aged Inventory, Obsolete Inventory, and Consignment Stock at MANUFACTURER’s facility. COMPANY will respond to MANUFACTURER in writing within seven (7) working days of receipt of the monthly inventory report with any good faith disagreement to it, detailing with reasonable particularity the nature of any such disagreement. COMPANY’s failure to respond within such period will represent its acceptance of this report. Should COMPANY disagree with the monthly inventory report, both Parties will work in good faith to promptly resolve the disagreement, escalating such disagreement to executive management at the request of either Party. Any undisputed portion of this report shall be resolved pursuant to this Section.

5.6	During COMPANY’s annual stocktake, or at other nominated times during the year, MANUFACTURER will, acting as an independent third party, provide reasonable support to COMPANY and its auditors in the form of validation reports and communications regarding COMPANY’s Products and other assets held on MANUFACTURER’s premises.

6.	Payment Terms

6.1	Following Acceptance of Products, Services and/or Additional Services, COMPANY shall pay, by electronic transfer of funds through Bankers’ Automated Clearing Services (“BACS”), MANUFACTURER’S invoices for Products, Services and/or Additional Services on terms of [***] days EOM, except as otherwise agreed by both Parties in writing. All payments made under this Agreement shall be made in US Dollars. COMPANY shall make queries of any believed discrepancies regarding invoices within ten (10) working days from the date of receipt. COMPANY shall pay the undisputed part of any invoice that is the subject of a dispute within the agreed terms.

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7.	Product Pricing and Change Control

7.1	Product Prices are quoted in US Dollars ($s) Ex Works MANUFACTURER’S manufacturing facility, unless otherwise agreed in writing by MANUFACTURER and reflected in MANUFACTURER’s quotation. Initial Product Prices are outlined in Appendix 1 and Appendix 2. These are based on MANUFACTURER’S full turnkey quotation as of the signing of this Agreement. All POs issued by COMPANY to MANUFACTURER will be based on the pricing agreed bet ween both parties at that time. In addition to the prices quoted or invoiced, COMPANY agrees to pay any taxes duties or fees assessed the Product, excluding any taxes on MANUFACTURER’s income. In the event Manufacture is required to pay such tax, duty or fee, COMPANY shall reimburse MANUFACTURER within ten (10) working days of written demand. If the transaction between MANUFACTURER and COMPANY is exempt from all such taxes, duties and/or fees, COMPANY shall provide MANUFACTURER with a tax exemption certificate or other document acceptable to the applicable authorities at the time the PO. The prices quoted do not include, unless specifically stated otherwise, the costs related to obtaining approvals or certifications of the Products by third party certifying bodies, such as UL, CE, VDE, CSA, FCC, or any other regulatory body.

7.2	No Component price increase agreed by MANUFACTURER with any supplier will be effective against COMPANY without prior written agreement with COMPANY.

7.3	The Parties may agree in writing (email from the Parties’ authorized signatories being acceptable) to treat any specific Component price change (increase or decrease) as PPV for a specific build and not adjust the Price of the Product.

7.4	MANUFACTURER shall use commercially reasonable efforts to drive cost reductions over COMPANY’s Products on a quarterly basis. This will include, but not be limited to, Component sourcing and price negotiation; productivity improvements through the Production and test process; and overall efficiency improvements.

7.5	If any Component or part price reduction was negotiated by COMPANY with a supplier, then one hundred percent (100%) of the price reduction will apply to COMPANY upon implementation of the new price from the supplier(s).

7.6	If any Component or part price reduction was negotiated by MANUFACTURER with a supplier, then one hundred percent (100%) of the price reduction will apply to MANUFACTURER up to and including the end of the Quarter following the introduction of that price reduction; thereafter one hundred percent (100%) of the price reduction will apply to COMPANY. “Quarter” shall mean 31 March, 30 June, 30 September and 31 December.

7.7	Pricing will be reviewed at Quarterly Business Review Meetings (“QBRs”) conducted by the Parties, and if a price adjustment is agreed upon by the Parties, such price adjustment shall be reflected in an updated Appendix 1 and be implemented on shipments by MANUFACTURER beginning on the day following such agreement.

7.8	Change Control Process: COMPANY agrees to submit all Engineering Change Orders (“ECO”) to MANUFACTURER in writing. MANUFACTURER will use commercially reasonable efforts to respond to COMPANY within five (5) working days with a written evaluation of the ECO including: (a) any administrative costs to implement the ECO (b) any costs to modify tooling or related non-recurring expenses; (c) any quantity of Components that will become Obsolete Inventory due to the ECO; (d) any costs to rework work-in-progress Products; (e) any Product Price adjustment resulting from the ECO; (f) any expected effect on the Delivery schedule; and (g) the manner in which the ECO will be implemented.

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8.	Product Warranty and Repair

8.1	MANUFACTURER warrants that, during the Warranty Period, Products Delivered under the terms of this Agreement: (a) are manufactured in accordance with this Agreement; (b) have been tested in accordance with the Test Documentation and have passed such testing; (c) comply with the Specifications; and (d) shall be free of defects in workmanship performed by MANUFACTURER. This warranty will survive Acceptance of Products, Services and Additional Services for the term of the Warranty Period. With respect to Components, MANUFACTURER will transfer to COMPANY any transferable Component warranties received from the suppliers of the Components. If Components are returned under supplier’s warranty, MANUFACTURER will, on COMPANY’s behalf and without additional charge, manage the return of any such Components to the supplier.

8.2	MANUFACTURER will provide both in Warranty and Out of Warranty repair facilities as part of the Services. All Products returned to Manufacturer require a returned material authorization (RMA) number to be issued prior to Product being returned. The provision of an RMA number shall not be unreasonably refused or delayed. Any repair services requested of MANUFACTURER by COMPANY not explicitly covered by the Warranty, including, but not limited to, upgrade services, Out-of-Warranty services, diagnostic analysis, shall be performed by MANUFACTURER at its option and on a time and materials basis at terms to be agreed.

8.3	MANUFACTURER will either, at it’s option and free of charge to COMPANY, repair or replace Products not conforming to the warranties in this Section 8, provided such Products are returned within the Warranty Period to MANUFACTURER bearing a return materials authorization (RMA) number issued by MANUFACTURER, securely packaged, with freight prepaid. MANUFACTURER will make all reasonable efforts to respond to COMPANY promptly after receiving an RMA number request. MANUFACTURER’s warranty for replaced or repaired Products shall be the longer of (a) the duration of the warranty remaining on the original Product returned under warranty, or (b) one hundred and eighty (180) days from the date of shipment of the replaced or repaired Product. MANUFACTURER will return any Products repaired or replaced pursuant to this paragraph to COMPANY with freight prepaid.

8.4	Warranty repair or replacement services will operate on a ten (10) working day turn around cycle after receipt at MANUFACTURER’S facility. All non-warranty repairs will operate on a twenty (20) working day turn around cycle or any extended period reasonably agreed upon between the Parties.

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8.5	To the extent reasonably possible, MANUFACTURER shall obtain from Component suppliers all available warranties with respect to Components for COMPANY’s benefit. Should a supplier seek to defend on grounds that MANUFACTURER committed error and COMPANY can show such error was due to MANUFACTURER’s faulty workmanship, this shall be considered a defect in workmanship in accordance with Section 8.1 above.

8.6	MANUFACTURER shall not have any liability to repair or replace Products under this warranty to the extent that Products are defective because of: (1) COMPANY’s Specifications; (2) malfunctions, defects, or failures resulting from (a) misuse, (b) abuse, (c) accident, (d) neglect, (e) improper installation, operation or maintenance, (f) acts of God, (g) alteration, modification, or repairs by any party other than MANUFACTURER; (3) any defect not made known by COMPANY to MANUFACTURER as soon as practical after the defect first appears; (4) Components incorporated into the Product.

8.7	MANUFACTURER will utilize and make available to COMPANY a serial number tracking process for all Products manufactured and shipped. Both Parties will continue to work together to further develop these processes in line with business and legislative requirements.

8.8	If the Parties are unable to agree as to whether damage to or defect in a Product is properly the responsibility of MANUFACTURER or COMPANY under this Agreement, either Party may send the Product for analysis to an independent laboratory or testing house, whose decision on the cause of the damage or defect shall be final and binding; provided, however, that either Party shall have the right to contest such decision in the event such Party has a good faith belief that the laboratory or testing house committed error. The costs of the independent laboratory or testing house shall be borne by the Party which is established to be responsible for the damage or defect and, if this cannot be established, the costs shall be borne equally by the Parties.

8.9	THE FOREGOING CONSTITUTES COMPANY’S SOLE REMEDIES AGAINST MANUFACTURER FOR BREACH OF WARRANTY CLAIMS. EXCEPT AS PROVIDED IN THIS SECTION, MANUFACTURER MAKES NO WARRANTIES WITH RESPECT TO THE PRODUCTS, SERVICES OR ADDITIONAL SERVICES HEREUNDER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES RESPECTING NONINFRINGEMENT, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING, OR TRADE USAGE.

8.10	The workmanship standard for Products is American National Standards Institute “Acceptability of Electronic Standards IPC-A-610 Revision D Class II” and “Suggested Guidelines for Modification, Rework and Repair of Printed Boards and Assemblies IPC-7711/21” or later revisions and amendments or as otherwise specified by COMPANY. The MANUFACTURER shall comply with the above at all times during the Agreement and shall ensure the Services and Additional Services shall comply with all applicable laws and regulations.

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9.	Title and Risk of Loss

9.1	Title to each item of Products shall transfer to COMPANY upon Delivery of such Products.

9.2	COMPANY shall be entitled to dispose of Products in the normal course of it’s business as principal and to pass title, in good faith, of Products to any of its customers who is a bona fide purchaser for value without notice of MANUFACTURER’S rights.

9.3	The risk of loss in Products shall pass to COMPANY upon Delivery Ex-Works MANUFACTURER’s facility in accordance with the Incoterms 2017.

10.	Maintained Specifications

10.1	COMPANY shall define and maintain the AVL, BOMs, and Specifications for Products by supplying a suitable manufacturing package, including but not limited to detailed schematics, gerber files, PCB artwork, Component drawings, assembly drawings, assembly instructions, Test Specifications, test procedures, test software. Changes to Specifications shall be controlled, documented with associated cost implications and agreed by both Parties in writing using an Engineering Change Order (ECO) procedure prior to implementation.

11.	Insurance

11.1	MANUFACTURER will insure COMPANY owned assets held in MANUFACTURER’S premises up to the replacement value while in MANUFACTURER’s possession. This includes, but is not limited to, Products and Consignment Stock stored in MANUFACTURER’S secure warehouse and Testing Equipment provided by COMPANY for the manufacturing of COMPANY’s Products.

11.2	MANUFACTURER will carry insurance to cover all of MANUFACTURER’s assets, equipment.

11.3	Within one (1) month of the Effective Date, MANUFACTURER will submit a business continuity plan to COMPANY outlining MANUFACTURER’s plans and measures to ensure minimal impact to COMPANY’S Delivery schedule in the event of a major event affecting MANUFACTURER’s premises.

12.	Non-Solicitation of Staff

12.1	Each Party agrees that, during the term of this Agreement and for an additional period of twelve (12) months after termination, it shall not directly or indirectly solicit for employment, offer to contract with or entice to leave, any employee of or contractor of the other Party engaged in the performance of this Agreement without the prior consent of the other Party; provided, however, that such Party shall not be prohibited from hiring any such employee or contractor who contacts such Party on his or her own initiative and without any direct or indirect solicitation by such Party. A general advertisement for an employment position. This Agreement shall in no way, however, be construed to restrict, limit or encumber the right of any employee granted by law.

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13.	Product Design; Intellectual Property

13.1	COMPANY will supply all Testing Equipment (hardware and software) and knowledge transfer to enable MANUFACTURER to fulfil its obligations under this Agreement. MANUFACTURER will provide engineering Services to assist with the integration and commissioning of such Testing Equipment and interfacing into MANUFACTURER’s tracking systems. MANUFACTURER will supply general purpose Testing Equipment normally required of the manufacture of Products of the type developed by COMPANY. COMPANY is solely responsible for the design of Products.

13.2	COMPANY is responsible for all safety and certification testing and associated costs. COMPANY will supply copies of any appropriate safety and certification documents to MANUFACTURER upon request.

13.3	Title to and ownership of all of COMPANY’s Proprietary Information regarding the Products and the manufacture of the Products supplied by COMPANY to MANUFACTURER hereunder shall remain in COMPANY. COMPANY hereby grants MANUFACTURER a limited, non-transferable, non-exclusive revocable license to use COMPANY’s Proprietary Information for the sole purpose of manufacturing, testing and shipping the Products to COMPANY, free of any claim or allegation by COMPANY of misappropriation of COMPANY’S Proprietary Information or infringement by MANUFACTURER of any COMPANY intellectual property rights covering COMPANY’s Proprietary Information; provided, however, that MANUFACTURER’s rights and freedom of use in connection with the manufacture of Products for COMPANY hereunder shall endure only for the term of this Agreement. Except for the limited license granted to MANUFACTURER in this Section 13, COMPANY owns and retains all rights in and to the COMPANY’s Proprietary Information and any other confidential or intellectual property rights of COMPANY. After the termination or expiration of this Agreement, (I) such license shall expire and MANUFACTURER shall have no further rights to use COMPANY’s Proprietary Information, and (ii) MANUFACTURER shall return to COMPANY all written documents and other materials relating to COMPANY’s Proprietary Information. Notwithstanding the foregoing, title to and ownership of any software, technology, trade secrets, know-how and information on MANUFACTURER manufacturing process technology (“MANUFACTURER’s Proprietary Information”) used by MANUFACTURER hereunder shall remain the property of MANUFACTURER.

13.4	COMPANY owns the intellectual property rights (IPR) in Products and Documentation produced or developed under this Agreement and nothing in this Agreement confers any right or license on MANUFACTURER to make use of such IPR except insofar as required to enable the manufacture and supply of Products, Services and Additional Services. MANUFACTURER warrants and undertakes that any IPR in any contribution by MANUFACTURER (including any employees or consultants working for MANUFACTURER) in any Services and Additional Services provided under this Agreement shall be assigned without limitation to COMPANY, except for any of MANUFACTURER’s manufacturing process technology. The manufacture of the Products by MANUFACTURER for COMPANY hereunder does not convey to either Party any rights or license, express or implied, or by estoppel or otherwise, under any trade secret, patent, trademark, copyright or maskwork of the other Party, except as may be necessary for each Party to perform under this Agreement. Each Party expressly reserves all rights under trade secrets, patents, trademarks, copyrights or maskworks owned by such Party.

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14.	Indemnity and Limit of Liability

14.1	MANUFACTURER shall, at its expense, defend, indemnify and hold COMPANY including its parent company, subsidiaries, affiliates, officers, directors, employees, agents and representatives harmless from and against any and all judgments, liabilities, claims, demands, actions, suits and proceedings, expenses and costs (including reasonable attorneys’ fees) to the extent arising from any 3rd party bodily injuries, death, or damage of tangible property based on or arising out of: (i) any claims or demands relating to the use of MANUFACTURER’s Intellectual Proprietary Information in relation to the manufacturing processes employed in the manufacture of the Product where such process was not specifically directed by COMPANY; or (ii) any claims or demands arising out of a manufacturing defect to the extent solely caused by Plexus negligence. COMPANY shall give written notice of any claim or potential claim to MANUFACTURER within a reasonable time following the time at which COMPANY first became aware of the circumstances which gave rise to such claim for indemnification hereunder. MANUFACTURER shall have control of any litigation and appointment of counsel in defense of any third party claims for which COMPANY seeks indemnification hereunder and COMPANY shall provide reasonable assistance to MANUFACTURER, at MANUFACTURER’s expense, in the defense of any such action. No suit or proceeding shall be settled or compromised without the prior written consent of COMPANY. The obligation to indemnify under this Section 14.1 shall survive the termination or expiration of this Agreement.

14.2	COMPANY shall, at its expense, defend, indemnify and hold MANUFACTURER including its parent company, subsidiaries, affiliates, officers, directors, employees, agents and representatives harmless from and against any and all judgments, liabilities, claims, demands, actions, suits and proceedings, expenses and costs (including reasonable attorneys’ fees) to the extent arising from any (a) negligent or defective designs or Specifications of the Products, or (b) infringement by the Products of any third party intellectual property right, except to the extent of any third party intellectual property claim, for which MANUFACTURER is obliged to indemnify COMPANY under Section 14.1 (i)above, or (c) third party bodily injury, death or tangible property damage to the extent caused by negligence of COMPANY. MANUFACTURER shall give written notice of any claim or potential claim to COMPANY within a reasonable time following the time at which MANUFACTURER first became aware of the circumstances which gave rise to such claim for indemnification hereunder. COMPANY shall have control of any litigation and appointment of counsel in defense of any third party claims for which MANUFACTURER seeks indemnification hereunder and MANUFACTURER shall provide reasonable assistance to COMPANY, at COMPANY’s expense, in the defense of any such action. No suit or proceeding shall be settled or compromised without the prior written consent of MANUFACTURER. The obligation to indemnify under this Section 14,2 shall survive the termination or expiration of this Agreement.

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14.3	IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY DAMAGES ARISING FROM LOSS OF PROFITS, LOSS OF REVENUE AND/OR LOSS OF USE, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAD BEEN WARNED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

14.4	THE EXCLUSIONS AND LIMITATIONS SET FORTH IN SECTION 14.3 SHALL NOT APPLY IN CASE OF WILLFUL MISCONDUCT OR IN ANY OTHER CASE WHERE LIABILITY IS MANDATORY AT LAW.

14.5	Following termination, neither Party shall have any further obligation to the other and any termination shall discharge the Parties from any liability or obligation for further performance of this Agreement. This shall not apply to any liabilities or obligations accrued prior such termination.

14.6	Sections 8, 12.1, 13.4, 14.1, 14.2, 14.3, 14.4, and 15.7 shall survive termination, cancellation or expiration of this Agreement

15.	Duration and Termination

15.1	Unless sooner terminated as provided in this Section 15, the term of this Agreement shall be twenty four (24) months commencing on the Effective Date (“Initial Term”) and shall automatically renew for the renewal terms of twelve (12) months unless either Party provides a written termination notice to the other Party under this Section 15.

15.2	Subject to Section and Sections 15.3, 15.4 and 15.5, either Party may terminate this Agreement for convenience on one hundred eighty (180) days’ prior written notice to the other

15.3	If MANUFACTURER defaults in making payment as required in this Agreement and fails to remedy such default within thirty (30) days following receipt of notice, commits an act of bankruptcy or winding up, enters into liquidation, becomes unable to pay its debts as they fall due, or if a receiver or administrator is appointed over all or any part of its assets (other than for the purpose of solvent reorganization) or suffers any similar action or event, COMPANY may, without prejudice to any rights or remedies under this Agreement, terminate this Agreement with immediate effect on written notice to MANUFACTURER. MANUFACTURER shall immediately notify COMPANY of the above event in writing and grant COMPANY unencumbered access to all Documentation and COMPANY-owned equipment during MANUFACTURER’s normal working hours or otherwise by appointment.

15.4	If COMPANY defaults in making payment as required in this Agreement and fails to remedy such default within thirty (30) days following receipt of notice, commits an act of bankruptcy or winding up, enters into liquidation, becomes unable to pay its debts as they fall due, or if a receiver or administrator is appointed over all or any part of its assets (other than for the purpose of solvent reorganization) or suffers any similar action or event, MANUFACTURER may cancel any further Deliveries under this Agreement or stop any Products in transit and may, without prejudice to any rights or remedies under this Agreement, terminate this Agreement with immediate effect on written notice to COMPANY. MANUFACTURER shall have the right to enter COMPANY’s premises and recover any Products or Components thereon for which COMPANY has not paid and sell the same to the value of the outstanding debt, if any.

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15.5	If either Party is in material breach of any of the provisions of this Agreement and if, upon receipt of written notice from the other Party giving full particulars of the breach and requiring it to be remedied, the breaching Party fails to remedy the breach within twenty-eight (28) days, or such other period as the Parties may agree, or, in the case of a breach which is incapable of remedy within such time, fails to begin to remedy the breach within twenty-eight (28) days and to diligently pursue such remedy to completion thereafter, then the non-breaching Party may, without prejudice to any rights or remedies under this Agreement, terminate this Agreement with immediate effect on written notice to the breaching Party.

15.6	If either Party suffers an event of Force Majeure and, following review by the Parties in accordance with Section 16.3, the event of Force Majeure is expected to continue beyond the date of review for a period in excess of thirty (30) days and its effects cannot be alleviated through reasonable efforts or no suitable alternative arrangements can be made, then the other Party may, without prejudice to any rights or remedies under this Agreement, terminate this Agreement with immediate effect on written notice.

15.7	In the event of termination of this Agreement for whatever reason the, Parties shall act in a professional manner to achieve an orderly disengagement with the intention of minimizing disruption and problems for both Parties and achieve for the COMPANY a transition to any replacement manufacturer, if applicable. During any period of notice of termination, all rights and obligations under this Agreement shall remain in force and shall continue beyond the date of termination until discharged. For the avoidance of doubt, COMPANY shall continue to be liable for payment for the Price for Services, Products and Components supplied by MANUFACTURER up to the date of termination on the terms of this Agreement and for Products, Services, work in progress and Components held by MANUFACTURER and for MANUFACTURER’s non-cancellable commitments for Components which have been procured or ordered on the terms of this Agreement, as of the date of termination and MANUFACTURER will continue to complete its obligations. MANUFACTURER will use all reasonable efforts to minimize cancellation, restocking similar charges imposed by its suppliers.

15.8	MANUFACTURER shall Deliver to COMPANY all Testing Equipment within seven (7) days of termination of this Agreement or by such other date agreed in writing between the Parties. MANUFACTURER shall Deliver to the COMPANY all Documentation, (or at the COMPANY’s election, destroy and provide a certificate to the COMPANY of destruction of such Documentation) within seven (7) days of termination of this Agreement.

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16.	Force Majeure

16.1	In the event that either Party is prevented from carrying out its obligations under this Agreement as a result of any cause beyond its reasonable control, including, but not limited to, war or hostilities, terrorism or the effects of terrorism, riot and civil commotion, denial of public utilities or means of transport, fire, flood and other natural disasters (“Force Majeure Event”), the Party affected by the Force Majeure Event shall have its obligations suspended for as long as such fulfilment is prevented by the Force Majeure Event.

16.2	The Party affected by Force Majeure Event shall promptly notify the other Party of the nature, extent and (if possible) the likely duration of the circumstances in question.

16.3	If the Force Majeure Event continues for or is expected to continue for a period of more than thirty (30) consecutive calendar days, the Parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable. In the event the Parties are unable to reach agreement, either Party may terminate this Agreement on no less than seven (7) days written notice.

17.	Waiver

17.1	No waiver of any provision, right or remedy contained in this Agreement, including the terms of this Section, is binding on, or effective against, a Party unless expressly set forth in writing and signed by such Party’s authorized representative. The Parties expressly agree that no right or remedy provided for in this Agreement can be waived through course of dealing, course of performance or trade usage. Each Party expressly agrees and acknowledges that reliance on any waiver without the written consent of the other Party is unreasonable. Waiver of any breach will be limited to the specific breach so waived a n d will not be construed as a waiver of any subsequent breach.

18.	Non-Disclosure

18.1	The Parties are party to a Non-Disclosure Agreement signed 23rd April 2013, which is incorporated into and made a part of this Agreement by this reference (the “NOA”). The Parties agree that the NOA shall apply to this Agreement as if set forth fully herein for the term of this Agreement and for a period of three (3) years following expiration or termination of this Agreement.

19.	Compliance with Laws

19.1	MANUFACTURER, in the performance of this Agreement, will comply with all applicable laws, codes, regulations and ordinances, including all environmental, health and safety laws and all applicable equal opportunity requirements. MANUFACTURER will not discriminate against any person because of race, creed, colour, national origin, religion, age or sex in any term or condition of employment in violation of any applicable laws. MANUFACTURER will give all notices required by laws bearing on the performance of Services and Additional Services or MANUFACTURER’s employment practices. MANUFACTURER will obtain, at its sole expense, all necessary permits and licenses related to its performance of Services or Additional Services prior to commencement of such Services or Additional Services and make copies of all such permits and licenses available to COMPANY upon request. If Services or Additional Services involve or require MANUFACTURER to transport or dispose of any material or waste, prior to beginning such Services or Additional Services, MANUFACTURER will furnish COMPANY with copies of all applicable or required permits and licenses and notify COMPANY in writing of the final and any interim destination of the material or waste, including in such notice verification that the place of disposal is validly authorized and permitted to accept the material or waste. In connection with this Agreement, the parties shall comply with all applicable international trade laws, including but not limited to laws and regulations regarding export controls, economic sanctions, trade embargoes and anti-boycott restrictions, and all applicable anti-corruption laws, including but not limited to the U.S. Foreign Corrupt Practices Act (as amended) and the United Kingdom Bribery laws.

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20.	Entire Agreement

20.1	This Agreement, together with attached Appendices and documents incorporated by reference, represents the entire Agreement and understanding between the Parties with respect to the subject matter and supersedes any arrangements, understandings, statements, promises or agreements relating to the subject matter of this Agreement made or existing between the Parties prior to or simultaneously with this Agreement. Except as otherwise provided herein, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing and signed by and on behalf of both Parties.

20.2	This Agreement supersedes any pre-printed terms and conditions on POs from COMPANY or on PO Acknowledgements.

20.3	The Parties acknowledge that none of them has entered into this Agreement in reliance upon any statement, representation or warranty other than the warranties contained or referred to in this Agreement, provided that nothing in this Section purports to exclude any liability for any representations made fraudulently.

21.	Severability

21.1	If any provision or part of a provision contained in this Agreement is held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions of the Agreement will remain in full force and effect.

22.	Assignment of Agreement and Third Party Rights

22.1	This Agreement or any of its rights or responsibilities may not be assigned or delegated by a Party to a third party without the prior written consent of the other Party and any attempt to do so shall be void and of no force or effect. No form of trust of the benefits arising from this Agreement shall be created.

22.2	The Parties do not intend any term of this Agreement to be enforceable by a third party.

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23.	Notices

23.1	All notices and other communications required or permitted to be given under this Agreement shalt be in writing and delivered by: (a) hand-delivery; (b) certified mail, return receipt requested; (c) email with receipt confirmed, or (d) overnight courier with a reliable tracing system and proof of receipt, to each of the Parties to the following persons at the respective registered office of the Parties as stated at the beginning of this Agreement: For COMPANY, DAVID BRANT or other Director of COMPANY; For MANUFACTURER, Cape EMS Manufacturing (M) Sdn Bhd & Cape Manufacturing (M) Sdn Bhd or other Customer Management representative of MANUFACTURER. Notices are effective upon receipt. Either Party may change its address for the giving of notice by so notifying the other Party by ten (10) days’ prior written notice given in the manner set forth in this Section.

24.	Headings

24.1	The headings of the paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural and vice versa to the extent that the context so requires or admits.

25.	Law

25.1	The Parties hereby agree that this Agreement and the provisions hereof shall be governed and construed in accordance with English Law and the Parties hereby submit to the non-exclusive jurisdiction of the English courts. The sale of Products hereunder shall not be governed by, or subject to, the United Nations Convention on Contracts for the International Sale of Goods. The Contracts (Rights of Third Parties) act, 1999 is expressly excluded from this Agreement and therefore a person who is not a party to this Agreement has no right to benefit under or to enforce any terms of this Agreement.

26.	Independent Contractors

26.1	Each Party is acting as an independent contractor and not as an agent, partner or joint venture with the other Party for any purpose. Except as provided in this Agreement, neither Party shall have any right, power or authority to act or to create any obligation, express or implied on behalf of the other.

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IN WITNESS WHEREOF the Parties hereto have each signed this Agreement as of the day and year first above written.

Signed for and on behalf of MANUFACTURER:

By:	/s/ Cliff Teo
Printed Name: Cliff Teo
Title: Business Development Vice President

In the presence of witness:

Name: EL LIM

Position: Project Management Director

Signed for and on behalf of COMPANY:

By:	/s/ Patrick Murphy
Printed Name: Patrick Murphy
Title: SVP Operations

In the presence of witness:

Name: Valentine Stewart

Position: Engineering Director

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APPENDIX 1: Product Pricing

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Appendix 2: Sub-Assembly Pricing

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APPENDIX 3: Additional Services

Additional Services

The following Additional Services shall be provided by the MANUFACTURER some of which shall be paid for at rates agreed in a PO and subject to any specific terms stated and agreed upon in writing:

Specific project work
Engineering support and development
Design for Manufacturability (DFM)
PCB layout
Mechanical design support
Test development for both hardware and software
Repairs of Products outside of the Warranty Period
New Component introduction services

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